Exhibit 10.38

SEVENTH AMENDED AND RESTATED OPERATING AGREEMENT OF
USA RARE EARTH, LLC

This SEVENTH AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of USA RARE EARTH, LLC, a Delaware limited liability company (the “Company”), effective as of March 13, 2025 (the “Effective Date”), is entered into by and between the Company and USA RARE EARTH INC. (f/k/a INFLECTION POINT ACQUISITION CORP. II), a Delaware corporation, as the sole member of the Company (the “Member”).

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware effective as of May 6, 2019, pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”);

WHEREAS, the initial members of the Company entered into the Company Agreement of USA Rare Earth LLC, dated as of August 27, 2019 (the “Original Agreement”);

WHEREAS, from time to time, the members of the Company amended and restated the Original Agreement;

WHEREAS, on February 11, 2024, the members of the Company and the Company entered into the Sixth Amended and Restated Operating Agreement of the Company (the “6th OA”);

WHEREAS, the Company, the Member and IPXX Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and a wholly-owned subsidiary of the Member, entered into a Business Combination Agreement dated as of August 21, 2024 (as amended by Amendment No. 1 to the Business Combination Agreement, dated November 12, 2024, and Amendment No. 2 to the Business Combination Agreement, dated January 30, 2025, and as it may be amended, restated, supplemented or otherwise modified from time to time, the “BCA”);

WHEREAS, pursuant to the terms and subject to the conditions set forth in the BCA, on [•], 2025, Merger Sub merged with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of the Member; and

WHEREAS, the Member now desires to amend and restate the 6th OA in its entirety by virtue of this Agreement, which shall supersede the 6th OA in all respects, effective as of the Effective Date.

NOW, THEREFORE, the Member agrees as follows:

1. Name. The name of the Company shall remain “USA Rare Earth, LLC.”

2. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto.

3. Principal Office; Registered Agent.

(a) Principal Office. The location of the principal office of the Company shall be [•], or such other location as the Member may from time to time designate.

(b) Registered Agent. The registered agent of the Company for service of process in the State of Delaware and the registered office of the Company in the State of Delaware shall be designated by the Member and may be changed from time to time. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

4. Members; Withdrawal; Membership Interests and Certificates.

(a) Member. The Member owns 100% of the membership interests in the Company. The name and the business address of the Member are as follows:

Name	Address
USA Rare Earth, Inc.	100 W Airport Road, Stillwater, OK 74075

(b) Additional Members. One or more additional members may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional members to the Company, the Member shall amend this Agreement to make such changes as the Member shall determine appropriate to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a joinder or counterpart to this Agreement, as necessary.

(c) Withdrawal of the Member. The Member may withdraw from the Company in accordance with the Act.

(d) Membership Interests; Certificates. The Company shall not issue certificates to evidence ownership of the membership interests of the Company (the “Membership Interests”). The Member owns the number of Membership Interests as set forth on Exhibit A. The Member or any authorized Officer (as defined below) of the Company shall have the power to amend Exhibit A to reflect any additional issuances of Membership Interests on the date of such issuance. The Member may sell, assign, transfer, exchange, mortgage, pledge, grant, hypothecate or otherwise transfer, in whole or in part, its Membership Interest.

5. Management.

(a) Authority; Powers and Duties of the Member. Except as otherwise stated in this Agreement or provided by the Delaware Limited Liability Company Act, the business, property and affairs of the Company shall be managed by the manager, or such other Member as may be designated or become the manager pursuant to the terms of this Agreement (“Manager”). The Member shall be the initial sole Manager. The Member may increase or decrease the number of Managers and may appoint Managers. The actions of the Manager taken in accordance with the provisions of this Agreement shall bind the Company. No other Member of the Company shall have any authority or right to act on behalf of or bind the Company, unless otherwise provided herein or unless specifically authorized by the Manager pursuant to a duly adopted resolution expressly authorizing such action.

(b) Election of Officers; Delegation of Authority. The Member may, from time to time, designate one or more authorized persons or other officers with such titles as may be designated by the Member to act in the name of the Company with such authority as may be delegated to such authorized persons or officers by the Member (each such person, an “Officer”). Any two or more offices may be held by the same person. Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Member. Any Officer may resign at any time by giving written notice of such resignation to the Member. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Member and the acceptance of such resignation shall not be necessary to make it effective. Any action taken by an Officer designated by the Member pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.

6. Liability of Member; Indemnification.

(a) Liability of Member. Except as otherwise required in the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and neither the Member nor any Officer shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being the Member, an Officer or otherwise participating in the management of the Company.

(b) Indemnification. To the fullest extent permitted under the Act, the Member (irrespective of the capacity in which it acts, including as Manager) shall be entitled to indemnification and advancement of expenses from the Company for and against any loss, damage, claim, or expense (including attorneys’ fees) whatsoever incurred by the Member relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the Member on behalf of the Company. The Company may, at the discretion of the Member, indemnify and hold harmless the Officers and their respective partners, shareholders, officers, directors, managers, employees, agents and representatives, to the fullest extent permitted by applicable law, to the extent relating to or arising out of any act or omission performed or omitted by such person on behalf of the Company. Any indemnity under this Section 6(b) shall be provided out of and to the extent of Company assets only, and neither the Member nor any other person shall have any personal liability on account thereof.

7. Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 11.

8. Capital Contributions. The Member is not required to make any capital contributions to the Company but may from time to time contribute to the Company such cash, property, or services as determined by the Member in it is sole discretion.

9. Tax Status; Income and Deductions. It is the intention of the Company and the Member that the Company be treated as a corporation for federal and all relevant state tax purposes, and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company’s tax status as a corporation.

10. Distributions. Distributions shall be made to the Member at the times and in the amounts as determined by the Member, in its sole discretion.

11. Dissolution; Liquidation.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member; or (ii) any other event or circumstance giving rise to the dissolution of the Company under Section 18-801 of the Act, unless the Company’s existence is continued pursuant to the Act.

(b) Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the establishment of and additions to reserves that are determined by the Member to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and (iii) thereafter, to the Member.

(d) Upon the completion of the winding up of the Company, the Member shall file a certificate of cancellation in accordance with the Act.

12. Miscellaneous.

(a) Amendments. Amendments to this Agreement may be made only with the consent of the Member.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(c) Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal, or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality, and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first above written.

MEMBER:
USA RARE EARTH, INC.,
a Delaware corporation

By:	/s/ Joshua Ballard
Name:	Joshua Ballard
Title:	Chief Executive Officer

COMPANY:
USA RARE EARTH, LLC,
a Delaware limited liability company

By:	USA RARE EARTH, INC.
its sole member

By:	/s/ Joshua Ballard
Name:	Joshua Ballard
Title:	Chief Executive Officer

Signature Page to the Seventh Amended and Restated Operating Agreement of USA Rare Earth, LLC

Exhibit A

Membership Interests
Name and Address:	Membership Interests:	Percentage of Membership Interests

USA RARE EARTH, INC.	100	100%

Total	100	100%